                                                                  Exhibit 2-3


                                STANLEY MINING SERVICES LIMITED
                                      (ACN 009 117 533)



                                      PART B STATEMENT

                              in relation to the Takeover Offers
                   by Layne Christensen Australia Pty Ltd (ACN 078 167 610)
                    a wholly owned subsidiary of Layne Christensen Company
                               to acquire your Stanley Shares

                                    YOUR DIRECTORS RECOMMEND
                            THAT YOU ACCEPT THE TAKEOVER OFFERS BY
                              LAYNE CHRISTENSEN AUSTRALIA PTY LTD
                               IN THE ABSENCE OF A HIGHER OFFER




Legal Advisers                                              Financial Advisers
Huston Partners                                     Troika Securities Pty Ltd.

    This is an important document and requires your immediate attention. If you are in any doubt as to the action you should take, please consult your legal, financial or other professional adviser immediately.

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION                                                                   PAGE


1. CHAIRMAN'S LETTER TO SHAREHOLDERS                                       2-3

2. DIRECTORS' RECOMMENDATIONS                                              4-5

3. STATUTORY INFORMATION                                                   6-14

4. ANNEXURE "A"                                                           15-17

5. ANNEXURE "B"                                                           18-20



ENQUIRIES

If you have any questions regarding the Takeover Offer by Layne Christensen Australia Pty Ltd., please contact:

Stanley Mining Services Limited
Telephone:   (618) 9248 5022
Facsimile:   (618) 9248 5044

SECTION 1.--CHAIRMAN'S LETTER TO SHAREHOLDERS

9 May 1997

Dear Shareholder:

TAKEOVER OFFER BY LAYNE CHRISTENSEN AUSTRALIA PTY LTD FOR YOUR SHARES

    This document is very important and should be read carefully. It contains the Part B Statement by Stanley Mining Services Limited in response to the Takeover Offer by Layne Christensen Australia Pty Ltd to purchase your Shares in Stanley Mining Services Limited.

    Your Directors unanimously recommend you accept this Takeover Offer in the absence of a higher offer and advise that they intend to accept the Takeover Offer in relation to their Shares.

TERMS OF THE OFFER AND SPECIAL DIVIDEND DECLARATION

    Under the terms of the Takeover Offer, Shareholders will receive a cash payment of 90 cents for each Share held by them in Stanley Mining Services Limited, and will be entitled to receive a Special Dividend of 5 cents per Share fully franked.

    The Takeover Offer by Layne Christensen Australia Pty Ltd is subject to various conditions, which are set out in the Part A Statement. Three of the main conditions are:

1. approval of the Foreign Investment Review Board;

2. receipt of 90% acceptances; and

3. receipt of 100% acceptances by Optionholders.

    On 29 April 1997, Stanley Mining Services Limited declared a Special Dividend of 5 cents per share fully franked at the 36% tax rate. The Record Date for the Special Dividend is 9 Business Days after either:

1. the Takeover Offer becomes unconditional (because the conditions have been satisfied or waived); or

2. the Takeover Offer lapses (because the conditions have not been satisfied or waived during the Offer Period);

whichever is the first to occur. Shareholders who are the registered holders of Shares on or before the Record Date and who accept the Takeover Offer will still receive the Special Dividend.

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

STANLEY MINING SERVICES LIMITED


    The Company has experienced rapid growth since its listing on the Australian Stock Exchange two years ago with an increase in its market capitalisation from that at listing of $14.8 million to a current value of $63 million plus the aggregate value of the Special Dividend of $3.5 million. This has been a pleasing result achieved in a period of just over two years.

    The Company has undertaken two major fundraisings over the past 12 months which on each occasion required the Directors to carry out an assessment of the value of the Company especially in comparison to its industry competitors. This information has been useful in helping your Directors assess the current value of the Company including the value relative to other competitors within the mining services sector. Your Directors believe that this has provided them with sufficient up to date information to enable them to make the unanimous decision to recommend acceptance of the Takeover offer which they have made in this Part B Statement.

WHY YOU SHOULD ACCEPT THE TAKEOVER OFFER

     The Directors believe the Takeover Offer is attractive to Shareholders for the following reasons:

1. The Takeover Offer is worth a total of 95 cents per Share (including the Special Dividend) plus the additional value of franking credits attached to the Special Dividend.

2. The cash offer gives Shareholders certainty as to the value of the consideration being received.

3. The total value offered of 95 cents (including the Special Dividend) represents a significant 36% premium to the price of Stanley Shares on 2 April 1997, being three trading days prior to the announcement of the bid by Layne Christensen Australia Pty Ltd on 8 April 1997.

4. The total value offered of 95 cents (including the Special Dividend) represents a price earnings multiple estimated at 13 times after tax earnings per Share for the 1996/1997 financial year.

    Nevertheless your Directors urge you to read this Part B Statement carefully, before deciding whether to accept the Layne Christensen Company Takeover Offer.

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------


    Shareholders are referred to the Part A Statement and Offer Document issued by Layne Christensen Australia Pty Ltd which sets out the date on which the Offer Period closes (unless extended). If you wish to follow the Directors Recommendation and accept the Takeover Offer then you should complete the Acceptance Form accompanying the Offer Document and return it to the address shown on that form as soon as possible and certainly no later than the close of the Offer Period.


Yours faithfully

/s/ Michael Perrott

MICHAEL PERROTT
EXECUTIVE CHAIRMAN

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------



SECTION 2.--DIRECTORS' RECOMMENDATIONS

1. Your Choice as a Stanley Shareholder

    As a Shareholder in Stanley Mining Services Limited, fundamentally you have three choices as to the course of action which you can adopt in response to the Layne Christensen Company Takeover Offer namely:

(1) You can accept the Takeover Offer in which case you will receive 90 cents for each of your Stanley Shares. You will also be entitled to receive the Special Dividend announced by Stanley Mining Services Limited on 29 April 1997 of 5 cents per Share fully franked; or

(2) You can sell your Shares on the stock market in which case you will receive the market price of Stanley Shares on the Australian Stock Exchange at the time your Shares are sold. You will not receive the consideration being offered under the Takeover Offer. If the Takeover Offer is increased, you will not share in any increased consideration. If you are not the registered holder of Shares at the Record Date you will not receive the Special Dividend of 5 cents per Share fully franked; or

(3) You can retain your Stanley Shares and you will retain your entitlement to receive payment of the Special Dividend of 5 cents per Share fully franked. If the Takeover Offer reaches the compulsory acquisition threshold. Layne Christensen Australia may elect to compulsorily acquire your Shares under the provisions of the Corporations Law. You will then receive the cash consideration for the Takeover Offer.

2. Directors Recommendations to Shareholders

    Each of the Directors recommends THAT IN THE ABSENCE OF A HIGHER OFFER YOU ACCEPT THE TAKEOVER OFFERS BY LAYNE CHRISTENSEN AUSTRALIA for your Shares in Stanley Mining Services Limited. The reasons for this recommendation are as follows:

(1) The cash consideration offered by Layne Christensen Australia is 90 cents for each Stanley Share. In addition, Shareholders who are the registered holders of Shares on the Record Date will be entitled to receive the Special Dividend of 5 cents per Share fully franked.

(2) On 29 April 1997, Stanley Mining Services Limited declared a dividend of 5 cents per Share, fully franked at the 36% tax rate. The terms of the Special Dividend are set out in the two announcements made by the Company on 29 April

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

    1997 and 1 May 1997. A copy of each of these announcements is annexed to this Part B Statement as Annexure "A" and Annexure "B" respectively.

(3) The Takeover Offer thus provides Shareholders with a total value of 95 cents per Share plus the additional value of franking credits attached to the Special Dividend. If full value is attributed to the franking credits attached to the Special Dividend, the value of the Takeover Offer would be 97.8 cents per Share.

(4) The total value offered of 95 cents (including the Special Dividend) represents a significant 36% premium above the price of Stanley Shares as traded on the Australian Stock Exchange on 2 April 1997 being three trading days prior to the announcement of the Takeover Offer by Layne Christensen Australia.

(5) The total value offered of 95 cents (including the Special Dividend) represents a premium of 40% above the weighted average price of Stanley Shares on the Australian Stock Exchange over the period of 3 months immediately preceding the Takeover Offer by Layne Christensen Australia.

(6) The total value of the Takeover Offer represents a price earnings multiple of 13 times Stanley Mining Services Limited forecast 1996/1997 after tax earnings per Share.

(7) The cash consideration provides Shareholders with certainty as to the value of their Shares.

(8) For all of the reasons set out above, the Directors are of the opinion that the Takeover Offer represents good value to Stanley Shareholders for their Shares.


                        COMPARISON OF THE TAKEOVER OFFER

                      WITH HISTORICAL STANLEY SHARE PRICE

              [GRAPH SHOWING PER SHARE PRICE MARCH 1995 - 1997]

3. Directors Recommendations to Optionholders

    The Directors recommend that Optionholders accept the offers made to Optionholders for the same reasons as those set out at paragraph 2 above.

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

SECTION 3.--STATUTORY INFORMATION

    This Part B Statement is made by Stanley Mining Services Limited pursuant to Sections 647(1) and Part B of Section 750 of the Corporations Law in response to the Part A Statement of Layne Christensen Australia dated 30 April 1997 and served on Stanley Mining Services Limited on 5 May 1997.

1. Definitions and Interpretation

    In this Part B Statement unless the context otherwise requires, the following words and expressions have the following meanings:

        (1) "$" means Australian Dollars unless specified otherwise;

        (2) "Annexure" means an annexure to this Part B Statement;

        (3) "Associate" has the same meaning as that contained in Division 2 of
            Part 1.2 of the Corporations Law;

        (4) "Australian Securities Commission" means Australian Securities Commission as established under Section 7 of the Australian Securities Commission Act 1990;

        (5) "Australian Stock Exchange" means Australian Stock Exchange Limited (ACN 008 624 691);

        (6) "Business Day" means a day when the Australian Stock Exchange is open for business in Perth, Western Australia;

        (7) "Company" or "Stanley Mining Services Limited" means Stanley Mining Services Limited (ACN 009 117 533) of 28-32 Irvine Drive, Malaga in Western Australia and where appropriate includes its subsidiaries;

        (8) "Corporations Law" means the Corporations Law of Western Australia as referred to in Part 3 of the Corporations (Western Australia) Act;

        (9) "Directors" or "Stanley Directors" means the Directors of Stanley Mining Services Limited from time to time;

        (10) "Employee Options" means the options issued under the Company's Employee Share Option Plan;

        (11) "Glindemann & Kitching" means Glindemann & Kitching Pty Ltd. (ACN 003 204 448) of 7 Iraking Avenue, Moorebank in New South Wales;

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

        (12) "Layne Christensen Company" means Layne Christensen Company of 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205 in the United States of America;

        (13) "Layne Christensen Australia" means Layne Christensen Australia Pty Ltd. (ACN 078 167 610) of Level 26, 50 Bridge Street, Sydney in
             New South Wales, a wholly owned subsidiary of Layne Christensen Company;

        (14) "MDP Options" means the options issued to Michael Delaney Perrott on 27 March 1997 as approved b Stanley Shareholders on 27 March 1997;

        (15) "Offer Period" means the term of the Takeover Offer and any extension thereof;

        (16) "Option" means an Employee Option and an MDP Option or any of them;

        (17) "Optionholder" means the registered holder of an Option in the Company;

        (18) "Part A Statement" means the Part A Statement of Layne Christensen Australia dated 30 April 1997 served on Stanley Mining Services Limited on 5 May 1997;

        (19) "Part B Statement" means this Part B Statement and includes any Annexure;

        (20) "Section" means a section of this Part B Statement;

        (21) "Share" or "Stanley Share" means fully paid ordinary share with a par value of 20 cents in the capital of Stanley Mining Services Limited;

        (22) "Shareholder" or "Stanley Shareholder" means the registered holder of a Share in the Company.

        (23) "Special Dividend" means the 5 cent per Share fully franked dividend declared by the Company in its announcement to the Australian Stock Exchange on 29 April 1997 and amended by the announcement made on 1 May 1997 copies of which are contained in Annexures "A" and "B" to this Part B Statement;

        (24) "Takeover Offer/s" means the takeover offers made by Layne Christensen Australia to acquire Shares from the Stanley Shareholders pursuant to the Part A Statement;

        (25) in this Part B Statement unless the context otherwise requires the following rules of interpretation apply:

             (a) the singular includes the plural and vice versa;

             (b) the use of any gender includes each gender;

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------


             (c) any reference to a person includes a corporation;

             (d) references to Sections or pages by number are references to the numbered Sections and pages of this Part B Statement;

             (e) references to legislation are references to that legislation as amended from time to time; and

             (f) the headings and sub-headings of this Part B Statement do not affect the construction of the substantive provisions.

2. Lodgement with Australian Securities Commission

    A copy of this Part B Statement has been lodged with the Australian Securities Commission. Neither the Australian Securities Commission nor its officers take any responsibility for the contents of this Part B Statement.

3. Directors of Stanley Mining Services Limited

    At the date of this Part B Statement the Directors of Stanley Mining Services are as follows:

    (1) Michael Delaney Perrott;

    (2) Ross Frances Stanley;

    (3) Nick Giorgetta;

    (4) Peter Ernest Huston;

    (5) Terence Ross Kestel; and

    (6) Walter Unger.

4. Recommendations of the Directors of Stanley Mining Services Limited

    Each of the Directors of Stanley Mining Services Limited desires to make and considers himself justified in making a recommendation in relation to the Takeover Offer.

    Each of the Directors recommends that Shareholders accept the Takeover Offer. The reasons for the recommendations are set out in Section 2 of this Part B Statement.

5. Directors' Entitlement to Marketable Securities of Stanley Mining Services Limited

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

    The number, description and amount of marketable securities of Stanley Mining Services Limited to which each Director of Stanley Mining Services Limited is entitled are set out in the following table:

                              REGISTERED              NUMBER OF    NUMBER OF
NAME OF DIRECTOR              HOLDER                  SHARES       OPTIONS
-------------------------     -------------------     -----------  ----------
Michael Delaney Perrott       Contours Pty Ltd.       1,209,472     2,000,000
                              (ACN 009 002 975)                    MDP Options
                               Michael Perrott           7,338
                               Rhonda Perrott            7,338
-------------------------------------------------------------------------------
Ross Francis Stanley            Tazga Pty Ltd.         19,128,509        Nil
                              (ACN 008 952 681)
                                 Ross Stanley           712,411
                              Sierra Bay Pty Ltd.        30,000
                               (ACN 009 420 455)
-------------------------------------------------------------------------------
Nick Giorgetta                Rollason Pty Ltd.          417,378         Nil
                              (ACN 009 178 858)
-------------------------------------------------------------------------------
Peter Ernest Huston                Mandalup              455,018         Nil
                              Investments Pty Ltd.
                                (ACN 009 212 855)
                                  Peter Huston             7,338
                                  Joanne Huston            7,338
-------------------------------------------------------------------------------
Terence Ross Kestel             Aralad Management         109,296        Nil
                                   Pty Ltd.
                                (ACN 008 890 113)
-------------------------------------------------------------------------------
Walter Unger                     Zeiman Pty Ltd.         1,905,333       Nil
                                 (ACN 009 211 607)



- Contours Pty Ltd.--Mr. Perrott has power to vote in respect of not less than 20% of the voting shares in Contours Pty Ltd. and is deemed by virtue of Division 5 of Part 1.2 of the Corporations Law to have a relevant interest in (and therefore to be entitled to) the Stanley Shares held by Contours Pty Ltd.

- Rhonda Perrott--Mr. Perrott is deemed to have a relevant interest in (and therefore is deemed to be entitled to) the Stanley Shares held by his wife Rhonda Perrott.

- Mandalup Investments Pty Ltd.-- Mr. Huston has power to vote in respect of not less than 20% of the voting shares in Mandalup Investments Pty Ltd. and is deemed by virtue of Division 5 of Part 1.2 of the Corporations Law to have a relevant interest

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

  in (and therefore to be entitled to) the Stanley Shares held by Mandalup Investments Pty Ltd.

- Joanne Huston--Mr. Huston is deemed to have a relevant interest in (and therefore is deemed to be entitled to) the Stanley Shares held by his wife Joanne Huston.

- Tazga Pty Ltd.--Mr. Stanley has power to vote in respect of not less than 20% of the voting shares in Tazga Pty Ltd. and is deemed by virtue of Division 5 of Part 1.2 of the Corporations Law to have a relevant interest in (and therefore to be entitled to) the Stanley Shares held by Tazga Pty Ltd.

- Sierra Bay Pty Ltd.--Mr. Stanley has power to vote in respect of not less than 20% of the voting shares in Rollason Pty Ltd. and is deemed by virtue of Division 5 of Part 1.2 of the Corporations Law to have a relevant interest in (and therefore to be entitled to) the Stanley Shares held by Rollason Pty Ltd.

- Rollason Pty Ltd.--Mr. Giorgetta has power to vote in respect of not less than 20% of the voting shares in Rollason Pty Ltd. and is deemed by virtue of Division 5 of Part 1.2 of the Corporations Law to have a relevant interest in (and therefore to be entitled to) the Stanley Shares held by Rollason Pty Ltd.

- Aralad Management Pty Ltd.--Mr. Kestel has power to vote in respect of not less than 20% of the voting shares in Aralad Management Pty Ltd. and is deemed by virtue of Division 5 of Part 1.2 of the Corporations Law to have a relevant interest in (and therefore to be entitled to) the Stanley Shares held by Aralad Management Pty Ltd.

- Zelman Pty Ltd.--Mr. Unger has power to vote in respect of not less than 20% of the voting shares in Zelman Pty Ltd. and is deemed by virtue of Division 5 of Part 1.2 of the Corporations Law to have a relevant interest in (and therefore to be entitled to) the Stanley Shares held by Zelman Pty Ltd.

6. Intentions of the Directors of Stanley Mining Services Limited

    The Directors of Stanley Mining Services Limited are required to state whether they intend to accept or not accept the Takeover Offer by Layne Christensen Australia in respect of Shares and/or Options held by them or on their behalf or whether they have not decided whether to accept the Takeover Offer.

    Each Director of Stanley Mining Services Limited intends to accept the Takeover Offer by Layne Christensen Australia.

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

7. Authorisation of Part B Statement

    No Director of Stanley Mining Services Limited voted against the resolution authorising this Part B Statement.

8. Directors' Entitlement to Marketable Securities of Layne Christensen
Australia

    At the date of this Part B Statement, no Director of Stanley Mining Services Limited is entitled to any Shares in or other marketable securities of Layne Christensen Australia or Layne Christensen Company.

9. Dealings in shares in Layne Christensen Australia by Stanley Mining Services Limited or Associates of Stanley Mining Services Limited

    There have been no acquisitions or disposals of Shares in Layne Christensen Australia by Stanley Mining Service Limited or by an Associate of Stanley Mining Services Limited during the four months ending on the day immediately before the Part A Statement was served on Stanley Mining Services Limited.

10. Dealings in Shares in Stanley Mining Services Limited by Associates of Stanley Mining Services Limited

    There have been no acquisitions or disposals of Shares in Stanley Mining Services Limited by an Associate of Stanley Mining Services Limited during the four months ending on the day before the Part A Statement was served on Stanley Mining Services Limited except as set out in the following table:

NAME                                 DATE       BUY/SELL       NUMBER       PRICE                TRANSACTION
---------------------------------  ---------  -------------  ----------  -----------  ---------------------------------
Contours Pty Ltd.                   21/02/97         Buy        302,368        0.50   rights issue*
Michael Perrott                     21/02/97         Buy          1,834        0.50   rights issue*
Rhonda Perrott                      21/02/97         Buy          1,834        0.50   rights issue*
Tazga Pty Ltd.                      18/03/97         Buy      7,777,831        0.61   purchase from Ross Stanley
Ross Stanley                        18/03/97         Sold     7,777,831        0.61   sale to Tazga Pty Ltd.

                                        12

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

NAME                                 DATE       BUY/SELL       NUMBER       PRICE                TRANSACTION
---------------------------------  ---------  -------------  ----------  -----------  ---------------------------------

Sierra Bay Pty Ltd.                 09/01/97      Buy            20,000               on market on market on market on
                                    14/02/97      Sold            8,292               market on market on market on
                                    17/02/97      Sold           91,708               market on market on market on
                                    24/02/97      Sold           82,830               market on market on market on
                                    25/02/97      Sold           43,767               market
                                    26/02/97      Buy             2,706
                                    03/03/97      Buy            97,294
                                    19/03/97      Buy            18,666
                                    20/03/97      Buy            31,334
                                    20/03/97      Buy            63,333
                                    21/03/97      Buy            36,667
                                    25/03/97      Buy             6,500
                                    21/04/97      Sold          256,500
Rollason Pty Ltd.                   3-7/2/97      Sold          500,000        0.66   on market
                                    21/02/97      Buy           229,344        0.50   rights issue*
Mandalup Investments Pty Ltd.       21/02/97      Buy           113,754        0.50   rights issue*
Peter Huston                        21/02/97      Buy             1,834        0.50   rights issue*
Joanne Huston                       21/02/97      Buy             1,834        0.50   rights issue*
Aralad Management Pty. Ltd.         21/02/97      Buy            27,323        0.50   rights issue*
Zeiman Pty Ltd.                     21/02/97      Buy           476,333        0.50   rights issue*

- 1:3 Rights issue by way of Prospectus dated 20 December 1996.

- Contours Pty Ltd.--is a company which is associated with Michael Perrott as referred to in paragraph 5 of this Part B Statement.

- Tazga Pty Ltd.--is a company which is associated with Ross Stanley as referred to in paragraph 5 of this Part B Statement.

- Sierra Bay Pty Ltd.--is a company which is associated with Ross Stanley as referenced to in paragraph 5 of this Part B Statement.

- Rollason Pty Ltd.--is a company which is associated with Nick Giorgetta as referred to in paragraph 5 of this Part B Statement.

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

- Mandalup Investments Pty Ltd.--is a company which is associated with Peter Huston as referred to in paragraph 5 of this Part B Statement.

- Aralad Management Pty Ltd.--is a company which is associated with Ross Kestel as referred to in paragraph 5 of this Part B Statement.

- Zeiman Pty Ltd.--is a company which is associated with Walter Unger as referred to in paragraph 5 of this Part B Statement.

11. Prescribed Benefits to Officers of Stanley Mining Services Limited

    (1) No prescribed benefit (not being an excluded benefit) will or may be given to a person in connection with the retirement of a person from a prescribed office in relation to Stanley Mining Services Limited.

    (2) No prescribed benefit will or may be given to a prescribed person in connection with the transfer of the whole or any part of the undertaking or property of Stanley Mining Services Limited.

12. Agreements with Directors of Stanley Mining Services Limited

    There is no agreement or arrangement made between any Stanley Director and any other person in connection with or conditional upon the outcome of the Takeover Offer except that on 7 April 1997 Mr. Ross Stanley entered into an agreement with Layne Christensen Company which is conditional upon each of the conditions to which the Takeover Offers are subject being either satisfied or waived by Layne Christensen Australia by the end of the Offer Period. The terms and conditions of the agreement are summarised as follows:

     (1) Layne Christensen Company will cause Stanley Mining Services Limited to terminate Mr. Stanley's current employment with Stanley Mining Services Limited, and to re-employ him on the terms of the agreement;

     (2) Mr. Stanley's terms and conditions of employment will broadly remain the same as those he currently enjoys, except that the new employment will have a three year term subject to specified rights of early termination;

     (3) Mr. Stanley will have an obligation not to compete with Stanley Mining Services Limited for a period of up to three years following the termination of his employment;

     (4) Mr. Stanley will be required to subscribe for US$1,500,000 worth of shares of Layne Christensen Company's common stock at the prevailing market price at the time of subscription. The shares will be issued subject to a restriction on the transfer of the shares for a period of three years; and

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

     (5) Mr. Stanley will be granted free options by Layne Christensen Company to subscribe for shares of Layne Christensen Company's common stock at an exercise price equal to the closing market price for Layne Christensen Company's common stock on the trading day immediately before the public announcement of Layne Christensen Australia's proposed takeover for the Stanley Shares. The number of shares that may be acquired on exercise of the options will be three times the number of shares subscribed for in accordance with paragraph 12(4) above. Two thirds of the options will become exercisable two years after their date of grant, with the remaining third becoming exercisable after a further year. The options will be non-transferable and will expire 10 years after their date of issue if not exercised.

    There is no obligation on Mr. Stanley to accept, or to cause any third party to accept, Layne Christensen Australia's Takeover Offer.

13. Interests of Directors of Stanley Mining Services Limited in any contract with Layne Christensen Australia

    None of the Stanley Directors has any interest in any contract entered into by Layne Christensen Australia as referred to in paragraph 12 above.

14. Material Changes in the Financial Position of Stanley Mining Services
Limited

    To the knowledge of the Stanley Directors, the financial position of Stanley Mining Services Limited has not materially changed since 30 June 1996 (the date of the last balance sheet laid before the members of Stanley Mining Services Limited in general meeting on 15 November 1996 or despatched to Shareholders in accordance with Section 315 of the Corporations Law) other than as follows:

    (1) as set forth in the Part A Statement;

    (2) the Company has at the date of this Part B Statement repaid all debts to the Bank of New Zealand Limited or is not drawing on any facilities provided by that Bank other than:

        (a) currency hedging loans of approximately US$1,000,000; and

        (b) Swedish Kroner Bill Commitment of approximately AUD$390,000;

    (3) on 30 September 1997 Glindemann & Kitching must complete the buy-back of the remaining 49% minority shareholding in Glindemann & Kitching for cash at a cost estimated by the Directors of Stanley Mining Services
Limited at the date of this Part B Statement of approximately $8,100,000.

                                               STANLEY MINING SERVICES LIMITED
------------------------------------------------------------------------------

15. Other Information Relevant to the making of decision by a Stanley
Shareholder

    There is no other information material to the making of a decision by an offeree whether or not to accept the Takeover Offer (being information that is known to the Directors of Stanley Mining Services Limited that has not been previously disclosed by Stanley Shareholders) except as follows:

    (1) on 3 April 1997 Stanley Mining Services Limited announced via the Australian Stock Exchange that management and other initiatives had not had the expected effected of redressing the adverse profit performance that was disclosed in the Company's Half Yearly Report for the period to 31 December 1996. Stanley Mining Services Limited advised that, based on current trading information, it was likely that the Company would not meet the profit forecast contained in its prospectus dated 20 December 1996, and that the profit performance for the full year ended 30 June 1997 was likely to be approximately 20% less than that disclosed in the prospectus;

    (2) the Special Dividend of 5 cents per Share fully franked announced by the Company via the Australian Stock Exchange on 29 April 1997 and amended by the announcement made on 1 May 1997 copies of which are contained in Annexure "A" and "B" of this Part B Statement; and

    (3) under the terms of the acquisition of Glindemann & Kitching the 49% minority shareholders of that company retain their entitlement to receive a 49% share of any dividend declared by Glinderman & Kitching for the financial year ending 30 June 1997.

    Signed for and on behalf of Stanley Mining Services Limited by two Directors of Stanley Mining Services Limited authorised to do so pursuant to a resolution of the Directors dated 6 May 1997.

DATED: 9 May 1997



/s/ Michael Delaney Perrott                    /s/ Terrence Ross Kestel
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